Shutterfly Announces First Quarter 2018 Financial Results

REDWOOD CITY, Calif. May 1, 2018 -- Shutterfly, Inc. (NASDAQ:SFLY), the leading online retailer and manufacturer of high-quality personalized products and services, today announced financial results for the first quarter ended March 31, 2018.

“The first quarter of 2018 was a good start to the year for Shutterfly, led by healthy Shutterfly organic growth and overperformance in Shutterfly Business Solutions,” said Christopher North, President and Chief Executive Officer. “We showed a significant improvement in profitability over the first quarter of 2017, thanks to organic Shutterfly brand growth of 10% and the benefits of last year’s platform consolidation. We continue to execute against our strategic plan, with notable progress in mobile as well as pricing and promotion optimization. Finally, we closed the transformational acquisition of Lifetouch, and are now fully focused on achieving the cost and revenue synergies that will contribute to our target of a minimum of $450 million in combined company Adjusted EBITDA by 2020.”

First Quarter 2018 Financial Highlights

Net revenues were $199.7 million, a 4% year-over-year increase. Shutterfly Consumer net revenues totaled $152.1 million, a 5% year-over-year decrease which was consistent with the Company's expectations of a mid-single digit decline in the first quarter of 2018 as indicated on prior earnings calls. Shutterfly brand growth was supported by strong performance in Photo Books as well as the Wedding Shop, which was launched in the third quarter of 2017, and was offset by anticipated revenue declines in the non-Shutterfly brands due to the platform consolidation and the brand shutdowns over the course of 2017. Shutterfly Business Solutions net revenues totaled $47.7 million, a 52% year-over-year increase.

GAAP operating loss totaled $34.1 million and net loss was $27.2 million or a $0.83 loss per share.

On a normalized basis, which excludes acquisition-related charges in the first quarter of 2018 and restructuring charges in the first quarter of 2017, operating loss improved $11.3 million year-over-year to a loss of $29.5 million, net loss improved $4.4 million year-over-year to a loss of $23.8 million, and net loss per share improved $0.11 to a net loss of $0.73 per share.

Adjusted EBITDA was $7.1 million, a $9.0 million year-over-year increase primarily due to growth in the Shutterfly brand and the benefits of the platform consolidation and restructuring.

Business Outlook

The acquisition of Lifetouch will significantly increase the Company's overall profitability. Since the acquisition closed on April 2, 2018, management has updated its guidance to include Lifetouch. The Lifetouch annual guidance is consistent with the guidance provided in January when the deal was announced, except for the impact of exiting the iMemories business which is expected to occur in the second quarter, and reduces full-year 2018 revenue guidance by $22 million but has no impact on Adjusted EBITDA. Please see page 16 for more detail.

Lifetouch purchased iMemories in 2016 to provide a cloud photo storage and organization service coupled with a broader range of photo-based products to its customers. When the Company agreed to purchase Lifetouch, it anticipated that it would ultimately exit the iMemories business as over time Shutterfly’s Photos service and its broader range of products would be offered to Lifetouch customers. Since closing the Lifetouch acquisition, the Company has decided to accelerate the process of exiting iMemories, and now expects to exit it by the end of the second quarter.

Today, the Company is providing updated annual guidance for the combined company. Lifetouch previously operated as a private company. As such, GAAP quarterly historical financials have not been prepared. In an effort to help investors better understand the seasonality and profitability of the combined companies, the Company is providing quarterly targets for each quarter of 2018 that sum to the midpoint of annual guidance. Please see page 16 for more detail.

The Company is providing annual guidance on a GAAP and non-GAAP basis. Non-GAAP guidance, which adjusts for certain purchase accounting items, is intended to allow investors to more clearly understand the trends in the business on an ongoing basis. There are a number of items to note as it relates to the Company’s updated 2018 GAAP and Non-GAAP guidance:

1) Since the acquisition closed on April 2, 2018, first quarter revenue and Adjusted EBITDA for Lifetouch are not reflected in the guidance. Lifetouch typically has revenue of approximately $128 million with an Adjusted EBITDA loss of approximately $30 million in the first quarter, as it is a seasonally smaller quarter for the Lifetouch business. Please see page 16 for more detail.

2) The Company expects to complete purchase accounting in the second quarter of 2018. Guidance and targets reflect our best estimates as of this moment in time as it relates to normal purchase accounting adjustments for the following items that will be fair valued on the opening balance sheet:

a)
Deferred revenue will be written down to fair value. This will have the effect of lowering GAAP reported revenue by approximately $40 million in 2018, most of which we expect to occur in the second quarter of 2018. Non-GAAP guidance adjusts for this Deferred Revenue write-down.

b)
Inventory will be written up to fair value and have the effect of increasing cost of revenues by approximately $15 million in 2018, most of which we expect to occur in the second quarter of 2018. Non-GAAP guidance adjusts for this cost of revenues increase.

c)
Depreciable property, plant and equipment are expected to be valued at approximately $145 million with a weighted average life of 11 years resulting in annual depreciation expense of approximately $13 million.

d)	Intangible assets are expected to be approximately $300 million with a weighted average life of seven years resulting in annual amortization of approximately $43 million.

None of these estimated purchase accounting adjustments will impact cash flow or Adjusted EBITDA. This supplemental information for both GAAP and non-GAAP guidance is intended to allow investors to more clearly understand the trends in the business on an ongoing basis. Please see page 15 for more detail.

3) This guidance excludes remaining acquisition-related charges of $7 million, expected to be incurred in the second quarter of 2018, as well as approximately $4 million of charges related to exiting the iMemories business.

4) The Company is also in the process of assessing and aligning Lifetouch accounting policies with Shutterfly’s and will provide any updates on the second quarter of 2018 earnings call.

On a full-year 2018 basis the Company is updating non-GAAP guidance to the following:

•	Non-GAAP revenue ranging from $2.01 billion to $2.06 billion.

•	Shutterfly Consumer revenue ranging from $1.02 billion to $1.05 billion.

•	Lifetouch nine-month non-GAAP consumer revenue ranging from $780 million to $790 million.

•	Shutterfly Business Solutions revenue ranging from $210 million to $220 million.

•	Non-GAAP gross margin of 62.4%.

•	Non-GAAP Operating Income ranging from $185 million to $206 million.

•	Adjusted EBITDA ranging from $390 million to $410 million.

•	Non-GAAP earnings per share ranging from $2.83 to $3.28.

•	Capital expenditures of $100 million.

Notes to the First Quarter 2018 Financial Results and Operating Metrics and 2018 Business Outlook
Adjusted EBITDA is a non-GAAP financial measure that the Company defines as earnings before interest, taxes, depreciation, amortization, stock-based compensation, capital lease termination, restructuring and acquisition-related costs.
Shutterfly Consumer segment includes sales from all of our brands and are derived from the sale of a variety of products such as, professionally-bound photo books, cards and stationery, custom home décor products and unique photo gifts, calendars and prints, and the related shipping revenues, as well as rental revenue from the BorrowLenses brand. Consumer also includes revenues from advertising displayed in the Company’s website.
Shutterfly Business Solutions (SBS) includes net revenues from personalized direct marketing and other end-consumer communications as well as just-in-time, inventory-free printing for the Company's business customers.
Average Order Value (AOV) is defined as total net revenues (excluding SBS) divided by total orders.
The foregoing financial guidance replaces any of the Company’s previously issued financial guidance which should no longer be relied upon.

First Quarter Conference Call
Management will review the first quarter 2018 financial results and its expectations for the second quarter and full year 2018 on a conference call on Tuesday, May 1, 2018 at 2:00 p.m. Pacific Time (5:00 p.m. Eastern Time). To listen to the call and view the accompanying slides, please visit http://www.shutterflyinc.com. In the Investor Relations area, click on the link provided for the webcast, or dial (888) 243-4451 or (412) 542-4135, and ask to be to be joined into the Shutterfly call.  The webcast will be archived and available at http://www.shutterflyinc.com in the Investor Relations section.  A replay of the conference call will be available through Tuesday, May 15, 2018. To hear the replay, please dial (877) 344-7529 or (412) 317-0088 and enter access code 10119192.

Non-GAAP Financial Information
This press release contains non-GAAP financial measures. Tables are provided at the end of this press release that reconcile the non-GAAP financial measures that the Company uses to the most directly comparable financial measures prepared in accordance with Generally Accepted Accounting Principles (GAAP).  These non-GAAP financial measures include non-GAAP net income (loss) and net income (loss) per share and adjusted EBITDA. The method the Company uses to produce non-GAAP financial measures is not computed according to GAAP and may differ from methods used by other companies.

To supplement the Company's consolidated financial statements presented on a GAAP basis, we believe that these non-GAAP measures provide useful information about the Company's core operating results and thus are appropriate to enhance the overall understanding of the Company's past financial performance and its prospects for the future. These adjustments to the Company's GAAP results are made with the intent of providing both management and investors a more complete understanding of the Company's underlying operational results and trends and performance. Management uses these non-GAAP measures to evaluate the Company's financial results, develop budgets, manage expenditures, and determine employee compensation. The presentation of additional information is not meant to be considered in isolation or as a substitute for or superior to gross margins, operating income (loss), net income (loss), or cash flows provided by (used in) operating activities determined in accordance with GAAP. For more information, please see

Shutterfly's SEC Filings, including the most recent Form 10-K and Form 10-Q, which are available on the Securities and Exchange Commission's website at www.sec.gov.

The Company has provided a reconciliation of each non-GAAP financial measure to the most directly comparable GAAP financial measure, where possible, except that the Company has not reconciled its 2020 non-GAAP Adjusted EBITDA target of $450 million to comparable GAAP operating income at this stage of the process because it is unreasonably difficult to provide guidance for stock-based compensation expense, capitalization and amortization of internal-use software and charges related to the proposed acquisition, which are reconciling items between GAAP operating loss and non-GAAP Adjusted EBITDA. The factors that may impact future stock-based compensation expense and capitalization and amortization of internal-use software are out of the Company's control and/or cannot be reasonably predicted, and therefore the Company is unable to provide such guidance without unreasonable effort. Factors include our market capitalization and related volatility of its stock price and our inability to project the cost or scope of internally produced software and charges related to the proposed acquisition during this time period.

Notice Regarding Forward-Looking Statements
This media release contains "forward-looking" statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that involve risks and uncertainties. These forward-looking statements include statements regarding our focus on achieving cost and revenue synergy between Shutterfly and Lifetouch; our target of combined Company Adjusted EBITDA by 2020; our expectations that the Lifetouch acquisition will significantly increase the Company’s overall profitability; the expected value of the depreciable property and equipment; and the timing for aligning Shutterfly’s and Lifetouch’s accounting policies. You can identify these statements by the use of terminology such as “guidance”, “believe”, “expect”, “will”, “should,” “could”, “estimate”, “anticipate” or similar forward-looking terms. You should not rely on these forward-looking statements as they involve risks and uncertainties that may cause actual results to vary materially from the forward-looking statements. Factors that might contribute to such differences include, among others, decreased consumer discretionary spending as a result of general economic conditions; our ability to expand our customer base and increase sales to existing customers; our ability to meet production requirements; our ability to retain and hire necessary employees, including seasonal personnel, and appropriately staff our operations; the impact of seasonality on our business; our ability to develop innovative, new products and services on a timely and cost-effective basis; failure to realize the anticipated benefits of our 2017 restructuring activities or of the Lifetouch acquisition; consumer acceptance of our products and services; our ability to develop additional adjacent lines of business; unforeseen changes in expense levels; competition and the pricing strategies of our competitors, which could lead to pricing pressure; the retention of Lifetouch employees and our ability to successfully integrate the Lifetouch businesses; risks inherent in the achievement of anticipated synergies and the timing thereof; and general economic conditions and changes in laws and regulations. For more information regarding the risks and uncertainties that could cause actual results to differ materially from those expressed or implied in these forward-looking statements, as well as risks relating to our business in general, we refer you to the “Risk Factors” section of our SEC filings, including our most recent Form 10-K and 10-Q, which are available on the Securities and Exchange Commission’s website at www.sec.gov. These forward-looking statements are based on current expectations and the company assumes no obligation to update this information.

# # #

About Shutterfly, Inc.
Shutterfly, Inc. is the leading digital retailer and manufacturer of high-quality personalized products and services. Founded in 1999, Shutterfly brings your photos to life in photo books, gifts, and cards and stationery - through its flagship Shutterfly products, premium offerings in its Tiny Prints boutique, as well as wedding invitations and stationery for every step of the planning process; and through BorrowLenses, the premier online marketplace for photographic and video equipment rentals. Shutterfly, Inc. also operates Shutterfly Business Solutions, delivering high quality digital printing services to the enterprise market, and Lifetouch, the leader in school photography. For more information about Shutterfly, Inc. (SFLY), visit www.shutterflyinc.com.

Contacts Investor Relations: Shawn Tabak, 650-610-6026 stabak@shutterfly.com	Media Relations: Nicole Stier, 650-610-6013 nstier@shutterfly.com

Shutterfly, Inc.
Consolidated Statements of Operations
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended
	March 31,
	2018	2017

Net revenues	$199,725	$191,972
Cost of net revenues	126,046	116,119
Restructuring	—	1,240
Gross profit	73,679	74,613
Operating expenses:
Technology and development	38,504	45,955
Sales and marketing	37,720	42,887
General and administrative [1]	31,565	27,795
Restructuring	—	7,736
Total operating expenses	107,789	124,373
Loss from operations	(34,110)	(49,760)
Interest expense	(9,633)	(5,964)
Interest and other income, net	1,749	189
Loss before income taxes	(41,994)	(55,535)
Benefit from income taxes	14,829	22,341
Net loss	$(27,165)	$(33,194)

Net loss per share - basic and diluted	$(0.83)	$(0.98)

Weighted-average shares outstanding - basic and diluted	32,702	33,712

Stock-based compensation is allocated as follows:
Cost of net revenues	$999	$1,169
Technology and development	2,429	2,696
Sales and marketing	3,504	3,173
General and administrative	4,760	4,467
Restructuring	—	814
	$11,692	$12,319

Depreciation and amortization is allocated as follows:
Cost of net revenues	$15,441	$14,983
Technology and development	6,297	7,789
Sales and marketing	2,041	3,094
General and administrative	1,119	1,498
Restructuring	—	2,842
	$24,898	$30,206

[1] The $31.6 million of General and administrative expenses for the three months ended March 31, 2018 includes $4.6 million of acquisition-related costs.

Shutterfly, Inc.
Consolidated Balance Sheets
(In thousands, except par value amounts)
(Unaudited)

	March 31, 2018	December 31, 2017
ASSETS
Current assets:
Cash and cash equivalents	$419,371	$489,894
Short-term investments	120,107	178,021
Accounts receivable, net	54,142	82,317
Inventories	10,150	11,019
Prepaid expenses and other current assets	56,351	41,383
Total current assets	660,121	802,634
Long-term investments	4,941	9,242
Property and equipment, net	259,951	266,860
Intangible assets, net	27,618	29,671
Goodwill	408,975	408,975
Other assets	17,622	17,418
Total assets	$1,379,228	$1,534,800

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Current portion of long-term debt	$301,004	$297,054
Accounts payable	17,210	91,473
Accrued liabilities	76,881	159,248
Deferred revenue, current portion	22,049	24,649
Total current liabilities	417,144	572,424
Long-term debt	291,879	292,457
Other liabilities	114,607	119,195
Total liabilities	823,630	984,076
Stockholders’ equity:
Common stock, $0.0001 par value; 100,000 shares authorized; 33,122 and 32,297 shares issued and outstanding on March 31, 2018 and December 31, 2017, respectively	3	3
Additional paid-in capital	1,022,091	996,301
Accumulated other comprehensive income	3,826	1,778
Accumulated deficit	(470,322)	(447,358)
Total stockholders' equity	555,598	550,724
Total liabilities and stockholders' equity	$1,379,228	$1,534,800

Shutterfly, Inc.
Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Three Months Ended
	March 31,
	2018	2017
Cash flows from operating activities:
Net loss	$(27,165)	$(33,194)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	22,564	23,024
Amortization of intangible assets	2,334	4,340
Amortization of debt discount and issuance costs	4,122	3,735
Stock-based compensation, net of forfeitures	11,692	11,505
Loss on disposal of property and equipment	225	172
Deferred income taxes	4,264	2,358
Restructuring	—	7,868
Changes in operating assets and liabilities:
Accounts receivable	28,174	24,122
Inventories	869	847
Prepaid expenses and other assets	(15,642)	(11,577)
Accounts payable	(73,773)	(44,655)
Accrued and other liabilities	(81,996)	(60,931)
Net cash used in operating activities	(124,332)	(72,386)

Cash flows from investing activities:
Purchases of property and equipment	(8,075)	(3,517)
Capitalization of software and website development costs	(8,584)	(7,602)
Purchases of investments	(9,523)	(26,304)
Proceeds from the maturities of investments	72,068	6,214
Proceeds from sale of property and equipment	649	70
Net cash provided by (used in) investing activities	46,535	(31,139)

Cash flows from financing activities:
Proceeds from issuance of common stock upon exercise of stock options	13,775	117
Repurchases of common stock	—	(20,000)
Principal payments of borrowings	(750)	—
Payment of debt issuance costs	(1,108)	—
Principal payments of capital lease and financing obligations	(4,643)	(4,301)
Net cash provided by (used in) financing activities	7,274	(24,184)

Net decrease in cash and cash equivalents	(70,523)	(127,709)
Cash and cash equivalents, beginning of period	489,894	289,224
Cash and cash equivalents, end of period	$419,371	$161,515

Supplemental schedule of non-cash investing / financing activities:
Net decrease in accrued purchases of property and equipment	$(3,780)	$(1,848)
Net increase in accrued capitalized software and website development costs	357	124
Stock-based compensation capitalized with software and website development costs	323	258
Property and equipment acquired under capital leases	2,969	—

Shutterfly, Inc.
Shutterfly Consumer Metrics Disclosure
(Unaudited)

	Three Months Ended
	March 31,
	2018	2017
Shutterfly Consumer Metrics
Customers [1]	3,220,881	3,364,799
year-over-year change	(4)%

Orders	5,076,150	5,535,344
year-over-year change	(8)%

Average order value [2]	$29.96	$29.02
year-over-year change	3%

[1] An active customer is defined as one that has transacted in the last trailing twelve months.
[2] Average order value excludes Shutterfly Business Solutions revenue.

Shutterfly, Inc.
Segment Disclosure
(In thousands)
(Unaudited)

	Three Months Ended
	March 31,
	2018	2017
Shutterfly Consumer
Net revenues	$152,059	$160,645
Cost of net revenues	84,845	89,854
Restructuring	—	1,240
Gross profit	$67,214	$69,551
Consumer gross profit margin	44.2%	43.3%

Shutterfly Business Solutions (SBS)
Net revenues	$47,666	$31,327
Cost of net revenues	39,910	23,838
Gross profit	$7,756	$7,489
SBS gross profit margin	16.3%	23.9%

Corporate [1]
Net revenues	$—	$—
Cost of net revenues	1,291	2,427
Gross profit	$(1,291)	$(2,427)

Consolidated
Net revenues	$199,725	$191,972
Cost of net revenues	126,046	116,119
Restructuring	—	1,240
Gross profit	$73,679	$74,613

Gross profit margin	36.9%	38.9%

Gross profit margin excluding restructuring	36.9%	39.5%

[1] Corporate category includes activities that are not directly attributable or allocable to a specific segment. This category consists of stock-based compensation and amortization of intangible assets.

Shutterfly, Inc.
Shutterfly Consumer Revenues by Brand
(In thousands)
(Unaudited)

	Three Months Ended					Year Ended
	Mar. 31,	Jun. 30,	Sep. 30,	Dec. 31,	Mar. 31,	Dec. 31,
	2017	2017	2017	2017	2018	2017

Consumer net revenues
Shutterfly brand	$123,903	$139,908	$115,883	$464,547	$142,664	$844,242
Tiny Prints Boutique	—	—	1,942	48,932	2,103	50,874
Tiny Prints [1]	10,465	12,917	—	—	—	23,382
Wedding Paper Divas [2]	14,290	11,365	8,523	—	—	34,178
MyPublisher [3]	4,936	6,056	—	—	—	10,992
Other	7,051	8,844	9,070	8,330	7,292	33,295
Total	$160,645	$179,090	$135,418	$521,809	$152,059	$996,963

[1] Tiny Prints website shut down on June 28, 2017.
[2] Wedding Paper Divas website shut down on September 13, 2017.
[3] MyPublisher website shut down on May 15, 2017.

Shutterfly, Inc.
Reconciliation of Net Income (Loss) to Non-GAAP Net Income (Loss) and Non-GAAP Net Income (Loss) per Share
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended					Year Ended
	Mar. 31,	Jun. 30,	Sep. 30,	Dec. 31,	Mar. 31,	Dec. 31,
	2017	2017	2017	2017	2018	2017

GAAP net income (loss)	$(33,194)	$(22,838)	$(25,607)	$111,724	$(27,165)	$30,085
Capital lease termination	—	8,098	—	—	—	8,098
Restructuring	8,976	4,673	3,317	—	—	16,966
Acquisition-related costs	—	—	—	—	4,585	—
Tax benefit impact of one-time charges	(3,948)	(4,829)	(1,669)	—	(1,185)	(10,446)
Benefit from 2017 tax reform legislation	—	—	—	(8,875)	—	(8,875)
Non-GAAP net income (loss)	$(28,166)	$(14,896)	$(23,959)	$102,849	$(23,765)	$35,828

GAAP diluted shares outstanding	33,712	33,579	32,878	33,114	32,702	34,106
Non-GAAP diluted shares outstanding	33,712	33,579	32,878	33,114	32,702	34,106

GAAP net income (loss) per share	$(0.98)	$(0.68)	$(0.78)	$3.37	$(0.83)	$0.88
Non-GAAP net income (loss) per share	$(0.84)	$(0.44)	$(0.73)	$3.11	$(0.73)	$1.05

Shutterfly, Inc.
Reconciliation of Net Income (Loss) to Non-GAAP Adjusted EBITDA
(In thousands)
(Unaudited)

	Three Months Ended					Year Ended
	Mar. 31,	Jun. 30,	Sep. 30,	Dec. 31,	Mar. 31,	Dec. 31,
	2017	2017	2017	2017	2018	2017

GAAP net income (loss)	$(33,194)	$(22,838)	$(25,607)	$111,724	$(27,165)	$30,085
Interest expense	5,964	5,955	6,699	9,219	9,633	27,836
Interest and other income, net	(189)	(244)	(253)	(794)	(1,749)	(1,481)
Tax (benefit) provision	(22,341)	(14,713)	(16,660)	58,873	(14,829)	5,160
Depreciation and amortization	27,364	25,957	24,815	25,724	24,898	103,862
Stock-based compensation	11,505	10,469	10,736	10,863	11,692	43,573
Capital lease termination	—	8,098	—	—	—	8,098
Restructuring	8,976	4,673	3,317	—	—	16,966
Acquisition-related costs	—	—	—	—	4,585	—
Non-GAAP Adjusted EBITDA	$(1,915)	$17,357	$3,047	$215,609	$7,065	$234,099

Shutterfly, Inc.
Reconciliation of Cash Flow from Operating Activities to Non-GAAP Adjusted EBITDA
(In thousands)
(Unaudited)

	Three Months Ended					Year Ended
	Mar. 31,	Jun. 30,	Sep. 30,	Dec. 31,	Mar. 31,	Dec. 31,
	2017	2017	2017	2017	2018	2017

Net cash provided by (used in) operating activities	$(72,386)	$13,672	$(21,945)	$320,183	$(124,332)	$239,524
Interest expense	5,964	5,955	6,699	9,219	9,633	27,836
Interest and other income, net	(189)	(244)	(253)	(794)	(1,749)	(1,481)
Tax (benefit) provision	(22,341)	(14,713)	(16,660)	58,873	(14,829)	5,160
Changes in operating assets and liabilities	92,194	(2,565)	35,336	(159,600)	142,368	(34,634)
Other adjustments	(6,265)	5,377	(2,575)	(13,026)	(8,611)	(16,488)
Capital lease termination	—	8,098	—	—	—	8,098
Cash restructuring	1,108	1,777	2,445	754	—	6,084
Acquisition-related costs	—	—	—	—	4,585	—
Non-GAAP Adjusted EBITDA	$(1,915)	$17,357	$3,047	$215,609	$7,065	$234,099

Shutterfly, Inc.
Reconciliation of Forward-Looking Guidance for Non-GAAP Financial Measures
(In millions, except per share amounts)
(Unaudited)

	Forward-Looking Guidance [1]
	GAAP				Non-GAAP
	Twelve Months Ending December 31, 2018		Non-GAAP Adjustment		Twelve Months Ending December 31, 2018
	Low	High			Low	High

Net revenues	$1,970	$2,020	$40	[2]	$2,010	$2,060
Shutterfly Consumer revenues	$1,020	$1,050			$1,020	$1,050
SBS revenues	$210	$220			$210	$220
Lifetouch revenues	$740	$750	$40	[2]	$780	$790

Cost of revenues	$770	$790	($15)	[3]	$755	$775
Gross profit	$1,200	$1,230	$55	[2][3]	$1,255	$1,285
Gross profit margin	60.9%	60.9%			62.4%	62.4%

Operating income	$130	$151	$55	[2][3]	$185	$206
Operating margin	6.6%	7.5%			9.2%	10.0%

Operating income	$130	$151	$55	[2][3]	$185	$206
Stock-based compensation					$51	$51
Amortization of intangible assets					$37	$37
Depreciation					$116	$116
Adjusted EBITDA					$390	$410
Adjusted EBITDA margin					19.4%	19.9%

Capital expenditures	$100	$100			$100	$100
Capital expenditures as % of net revenues	5.1%	5.0%			5.0%	4.9%

Tax rate [4]	21.0%	21.0%			21.0%	21.0%

Net income per share
Basic	—	—			—	—
Diluted	$1.58	$2.04	$1.25		$2.83	$3.28

Weighted average shares
Basic	—	—			—	—
Diluted	34.8	34.8			34.8	34.8

[1] Excludes restructuring and acquisition-related expenses.
[2] Yearbook sales and collections are made throughout the school year, whereas yearbooks are typically delivered toward the end of the school year in the second quarter. Business combination accounting principles require the Company to write down to fair value the deferred revenue assumed in acquisitions based on the cost to manufacture and deliver the yearbooks, plus a profit margin. Therefore, GAAP revenues after an acquisition do not reflect the full amounts that would have been reported if the acquired deferred revenue was not written down to fair value. The estimated non-GAAP adjustments eliminate the effect of the deferred revenue write-down. The Company believes these adjustments are useful to investors as an additional means to reflect revenue and gross margin trends of our business.

[3] Business combination accounting principles require the Company to measure acquired inventory at fair value. The fair value of inventory reflects the acquired company’s cost of manufacturing plus a portion of the expected profit margin. The estimated non-GAAP adjustment to our cost of sales excludes the expected profit margin component that is recorded under business combination accounting principles. The Company believes the adjustment is useful to investors as an additional means to reflect cost of sales and gross margin trends of our business.

[4] Effective tax rate assumes windfall from stock-based compensation for shares expected to vest for the remainder of 2018, based on the Company’s average stock price over the last three months.

Shutterfly, Inc.
Supplemental Information on Forward-Looking Guidance
(In millions, except per share amounts)
(Unaudited)

	Non-GAAP Guidance Bridge
	As Communicated on January 30, 2018		Lifetouch Q1 Normalized		iMemories Exit		Guidance (Midpoint) at May 1, 2018

Lifetouch revenues	$935	[1]	($128)		($22)	[3]	$785

Adjusted EBITDA
Lifetouch Adjusted EBITDA	$100	[1]	$30	[2]	—		$130
Shutterfly Standalone Adjusted EBITDA Guidance	$270		—		—		$270
Combined Company Adjusted EBITDA	$370		$30		—		$400

[1] Targets provided on a next twelve months basis.
[2] Closing the acquisition on April 2, 2018 benefits Shutterfly 2018 Adjusted EBITDA as Lifetouch typically incurs a loss of $30 million in the first quarter, which is a seasonally smaller quarter.
[3] The Company announced its intention to exit the iMemories business, which has the impact of reducing revenue by $22 million, with no significant impact to Adjusted EBITDA.

		Non-GAAP Quarterly Midpoint Targets[1]
	Three Months Ended	Three Months Ending			Twelve Months Ending
	March 31, 2018	June 30, 2018	September 30, 2018	December 31, 2018	December 31, 2018

Net revenues	$200	$459	$387	$989	$2,035
Shutterfly Consumer revenues	$152	$170	$141	$572	$1,035
SBS revenues	$48	$42	$56	$70	$215
Lifetouch revenues	—	$247	$190	$348	$785

Gross profit	$74	$286	$222	$687	$1,270
Gross profit margin	36.9%	62.4%	57.5%	69.5%	62.4%

Operating income (loss)	($30)	$6	($71)	$290	$196
Operating margin	(14.8%)	1.4%	(18.4%)	29.3%	9.6%

Operating income (loss)	($30)	$6	($71)	$290	$196
Stock-based compensation	$12	$12	$13	$14	$51
Amortization of intangible assets	$2	$12	$12	$12	$37
Depreciation	$23	$31	$31	$31	$116
Adjusted EBITDA	$7	$62	($16)	$346	$400
Adjusted EBITDA margin	3.5%	13.5%	(4.0%)	35.0%	19.7%

Tax rate	36.5%	24.3%	24.3%	24.3%	21.0%

Net income (loss) per share
Basic	($0.73)	($0.27)	($2.00)	—	—
Diluted	—	—	—	$5.87	$3.06

Weighted average shares
Basic	32.7	33.3	33.5	—	—
Diluted	—	—	—	35.1	34.8

[1] Sum of quarterly targets equal the mid-point of 2018 annual non-GAAP guidance. Excludes restructuring and acquisition-related expenses.